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                                                                     EXHIBIT 4.6

                              CERTIFICATE OF TRUST
                                       OF
                            DYNEGY CAPITAL TRUST II

          THIS Certificate of Trust of Dynegy Capital Trust II (the "Trust"), dated July 15, 1998, is being duly executed and filed by The First National Bank of Chicago, a national banking association, First Chicago Delaware Inc., a Delaware corporation, and Robert T. Ray, as trustees, with the Secretary of State of the State of Delaware to form a business trust under the Delaware Business Trust Act (12 Del.C. (S) 3801 et seq.).

          1. Name. The name of the business trust formed hereby is Dynegy Capital Trust II.

          2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

          3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.


                              THE FIRST NATIONAL BANK OF CHICAGO, as trustee


                              By: /s/ John R. Prendiville
                                  --------------------------------------------
                                      John R. Prendiville
                                      Vice President


                              FIRST CHICAGO DELAWARE INC., as trustee


                              By: /s/ John R. Prendiville
                                  --------------------------------------------
                                      John R. Prendiville
                                      Vice President

                                  /s/ Robert T. Ray
                                  --------------------------------------------
                                  ROBERT T. RAY, as trustee